October 8, 2021

Healthcare Triangle, Inc.

4309 Hacienda Dr., Suite 150

Pleasanton, CA 94588

Ladies and Gentlemen:

We have acted as counsel to Healthcare Triangle, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-1 (File No. 333-259180), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 30, 2021 (as amended, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for the registration of up to (i) 3,833,334 shares of common stock, par value $0.0001 per share (the “Common Stock”), to be issued and sold by the Company (including 500,000 shares subject to the underwriters’ over-allotment option described in the Registration Statement) (collectively, the “Company Shares”); (ii) 1,293,657 shares to be offered by selling stockholders named in the Registration Statement (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”); (iii) warrants to be issued by the Company to the representative of the underwriters named in the Registration Statement to purchase up to eight percent (8.0%) of the number of shares of Common Stock excluding shares of Common Stock sold to cover over-allotments, if any (the “Underwriters’ Warrants”) upon the closing of the public offering pursuant to which the Registration Statement relates; and (iv) shares of Common Stock underlying the Underwriters’ Warrants (the “Underwriters’ Warrant Shares,” and together with the Shares and Underwriters’ Warrants, the “Securities”).

The Securities (other than the Selling Stockholder Shares) are to be sold by the Company pursuant to a definitive underwriting agreement approved by the Company’s Board of Directors, or a committee thereof, by and between the Company, EF Hutton, division of Benchmark Investments, LLC, and any other underwriter a party thereto (the “Underwriting Agreement”). This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and may be relied upon by all purchasers of the Securities in the offering described in the Prospectus (as defined below).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (i) the Registration Statement; (ii) the most recent prospectus included in the Registration Statement on file with the Commission as of the date of this opinion letter; (iii) the form of Underwriting Agreement; (iv) the Company’s current Amended Certificate of Incorporation (as amended, the “Charter”) and Bylaws, each of which has been filed with the Commission as an exhibit to the Registration Statement; (v) the records of the corporate actions of the Company relating to the Registration Statement and the authorization for issuance and sale of the Securities, and matters in connection therewith; and (vi) the Company’s stock ledgers. We have reviewed such other matters and made such other inquiries as we have deemed necessary to render the opinions expressed herein. For the purposes of this opinion letter, we have assumed that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, the conformity to the original or final versions of the documents submitted to us as copies or drafts, including, without limitation, the Charter and that all signatures on each such document are genuine.

In rendering our opinion below, we have also assumed that: (i) the Company will have sufficient authorized and unissued shares of Common Stock at the time of each issuance of an Underwriters’ Warrant Share; (ii) each of the Underwriters’ Warrants and Underwriting Agreement, as executed, constitutes a valid and binding agreement of each of the parties thereto (other than the Company), enforceable against the parties thereto in accordance with its terms; (iii) the issuance of each Share, Underwriters’ Warrant Share and Warrant Share will be duly noted in the Company’s stock ledger upon its issuance; (iv) the Company will receive consideration for the Shares and Underwriting Warrant Shares offered and sold pursuant to the Underwriting Agreement (whether upon exercise of a Warrant or otherwise) at least equal to the par value of such share of Common Stock and in the amount required by the Underwriting Agreement; and (v) the resolutions of the Board of Directors of the Company relating to the Underwriting Agreement, the Registration Statement and the authorization for issuance and sale of the Securities, and matters in connection therewith, have not been revoked, rescinded or amended as of the date hereof and are in full force and effect. We have not verified any of those assumptions.

Our opinions set forth below in the first sentence of numbered paragraph 3 and numbered paragraphs 1, 2, and 4 are limited to the Delaware General Corporation Law. Our opinion set forth below in the second sentence of numbered paragraph 3 is limited to the laws of the State of New York.

Based upon and subject to the foregoing, provided that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the prospectus included in the Registration Statement that is declared effective by the Commission (the “Prospectus”), required by applicable law have been delivered and filed as required by such laws, it is our opinion that:

1.	The Company Shares have been duly authorized and, when the price at which the Company Shares will be sold has been approved by the Board of Directors of the Company and when the Company Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Company Shares will be validly issued, fully paid and non-assessable.

2.	The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and non-assessable; provided, however, with respect to (i) 411,112 Selling Stockholder Shares to be sold by a certain Selling Stockholder that will be issued upon the conversion of a convertible note, such shares will be validly issued, fully-paid and non-assessable when issued in accordance with the terms of such note, and (ii) 807,545 Selling Stockholder Shares to be sold by all Selling Stockholders that will be issued upon the exercise of warrants, such shares will be validly issued, fully-paid and non-assessable when issued in accordance in compliance with the terms of such warrants.

3.	The Underwriters’ Warrants have been duly authorized for issuance by the Company. Provided that the Underwriters’ Warrants have been duly executed and delivered by the Company and duly delivered to the purchaser thereof against payment therefor, the Underwriters’ Warrants, when issued and paid for as described in the Registration Statement and the Prospectus, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally, and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

4.	The Underwriters’ Warrant Shares have been duly authorized and, when issued and delivered by the Company against payment therefor, upon the exercise of the Underwriters’ Warrants in accordance with the terms therein, will be validly issued, fully paid, and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(i)	The Registration Statement and any amendment thereto (including any post-effective amendment) has become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(ii)	All Securities offered pursuant to the Registration Statement will be issued and sold (a) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the Prospectus, and (b) only upon payment of the consideration fixed therefor; and

(iii)	To the extent that the obligations of the Company under any warrant agreement, or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that: (a) each party to any such agreement other than the Company (including any applicable warrant agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (b) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (c) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (d) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/Carmel, Milazzo & Feil LLP

Carmel, Milazzo & Feil